UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 13, 2006
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 13, 2006, our board of directors elected Martin J. Emerson to fill a vacancy on the board of directors. The board of directors has determined that Mr. Emerson is independent as defined in Nasdaq’s listing standards.
Mr. Emerson, age 42, has been the President and Chief Executive Officer and a director of American Medical Systems Holdings, Inc., a medical device company, since January 2005, where he also served as the President and Chief Operating Officer from 2004 to January 2005, the Executive Vice President of Global Sales and Marketing and Chief Operating Officer from 2003 to 2004, and a Vice President and the General Manager of International from 2000 to 2002. He has over 20 years of experience in the medical device industry. He was the General Manager and Finance Director in Singapore for Boston Scientific Corporation from 1998 to 2000. Mr. Emerson was the Vice President and Regional Financial Officer in Singapore for MasterCard International Incorporated from 1997 to 1998. He also held management positions with Baxter International from 1985 to 1997, most recently as the Vice President of Finance of its Hospital Business division.
On April 13, 2006, James E. Thomas notified the board of directors that he will not stand for reelection and will retire from the board of directors at our annual meeting of stockholders on May 11, 2006. Mr. Thomas’s decision not to stand for reelection as a director was not the result of a disagreement with us on any matter relating to our operations, policies or practices.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 17, 2006

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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